Exhibit 99.2

Basta Holdings Generates Nearly $1 Million in Monthly Revenue for the Month of March 2014

FORT LAUDERDALE, FL, April 21, 2014 – Basta Holdings Corp. (OTC BB: BSTA), an aviation services and logistics management company, today announced that it booked $959,981 in revenues during the month of March 2014.

Although there is no guarantee that Basta Holdings will generate this income in the future, its revenue for March 2014 is putting the Company on pace to generate at least approximately $11.5 million in anticipated annual revenues.

As previously reported, on January 31, 2014 Basta Holdings entered into an agreement with WAB International, Inc., a provider of heavy helicopter long-term charter and logistics management services, to assume the management of specific aviation service contracts that generated approximately $70 million in revenue in 2013 between WAB and its affiliated group of companies.

Also as previously reported, on January 31, 2014, the Company entered into a marketing agreement with Monarch Air Group, LLC, a provider of aircraft and crew management services for rotary and fixed wing aircraft as well as chartering on-demand private, corporate and luxury flights.

March 2014 represented the first month of revenue-generating operations for Basta Holdings following these agreements. Additionally, the Company is in negotiations with major aviation companies in China and Africa and plans to expand its long-term heavy helicopter leasing business and establish joint ventures in the acquisition and development of maintenance, repair and overhaul (MRO) facilities. Management also expects to enter into long-term aircraft leases and acquire additional assets to increase the size and efficiency of its fixed-based operator (FBO) operations.

“Basta Holdings is pleased to report strong initial revenues from our recent partnerships in the fields of heavy helicopter leasing and private aviation and we anticipate these will generate multi-million dollar annual revenues for the Company. These agreements serve as a solid foundation as Basta Holdings establishes itself as a leading international provider of independent aviation maintenance, repair and overhaul (MRO) services,” stated Jacob Gitman, Ph,D., President of Basta Holdings Corp.

“This is a very exciting time for our shareholders as the company plans to experience significant growth in 2014. The soaring worldwide demand for commercial jet transport fleet provide a tremendous market opportunity for Basta Holdings, particularly in the US and China. We believe our unique, market-changing MRO business model will allow the Company to rapidly acquire a significant market share and sustain long-term growth,” continued Dr. Gitman.

About Basta Holdings Corp.

Basta Holdings Corp. provides contract procurement, business development and management services in the aviation and logistics industries. The company specializes in management of long-term ACMI leases of fixed wing and rotary passenger and cargo aircrafts and private business aviation, which includes charter, maintenance, overhaul and FBO development and management as well as various auxiliary services. For more information on the company, please visit www.bastaholdings.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. No past revenue or other performance can guarantee the same or better performance in the future. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

Seal Point Consulting
888-959-7095
ir@sealpointconsulting.com